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                                  EXHIBIT 21.1
                                  ------------

                        LEGEND MOBILE, INC. SUBSIDIARIES


                      Company                                    Jurisdiction of
                                                                   Organization

Legend Studios (formerly Fragrancedirect.com, Inc.) -
91% ownership                                                        Delaware

Legend Credit (formerly PTN Wireless, Inc.) --
40% ownership                                                        Delaware